Exhibit 3.1
FOURTH ARTICLES OF AMENDMENT TO
THE SECOND ARTICLES OF AMENDMENT AND RESTATEMENT OF
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Second Articles of Amendment and Restatement of the Corporation (the “Articles”) are hereby amended by deleting Article I in its entirety and replacing it with a new Article I to read as follows:

ARTICLE I
NAME

The name of the corporation (the “Corporation”) is: JLL Income Property Trust, Inc.

SECOND: The amendment to the Articles as set forth above has been duly approved by at least a majority of the Board of Directors, without action by the stockholders, in accordance with Section 2-605 of the Maryland General Corporation Law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Articles as set forth above.

FOURTH: The undersigned acknowledges these Fourth Articles of Amendment to the Articles to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: Except as amended hereby, the rest and remainder of the Articles shall be and remain in full force and effect.

SIXTH: These Fourth Articles of Amendment to the Articles shall become effective on October 1, 2022 at 12:00 p.m.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Fourth Articles of Amendment to the Articles to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 15th day of September, 2022.

ATTEST:		JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
By:	/s/ Gordon G. Repp	By:	/s/ C. Allan Swaringen
	Gordon G. Repp		C. Allan Swaringen
	Secretary		Chief Executive Officer and President

[Signature page to Fourth Articles of Amendment]